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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement No. 333-205937 on Form S-8 of Neos Therapeutics, Inc. and subsidiaries of our report dated March 17, 2016, relating to our audits of the consolidated financial statements and the financial statement schedule appearing in the Annual Report on Form 10-K of Neos Therapeutics, Inc. and subsidiaries for the year ended December 31, 2015.

/s/ RSM US LLP

New York, New York
March 17, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm